Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT dated as of the date last written on the signature line (the “Effective Date”) to the Fund Administration Servicing Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit J to add the following fund:

-U.S. Global Technology and Aerospace & Defense ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit J of the Agreement is hereby superseded and replaced with Exhibit J attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ETF SERIES SOLUTIONS By: /s/ Joshua J. Hinderliter Name: Joshua J. Hinderliter Title: Vice President and Secretary Date: December 11, 2024	U.S. BANCORP FUND SERVICES, LLC By: /s/ Greg Farley Name: Greg Farley Title: Sr. Vice President Date: 12/11/24

Exhibit J to the ETF Series Solutions Fund Administration Agreement

Name of Series
U.S. Global Sea to Sky Cargo ETF
U.S. Global JETS ETF
U.S. Global GO GOLD and Precious Metal Miners ETF
U.S. Global Technology and Aerospace & Defense ETF

Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
(Subject to services provided; if applicable)
$ [ ] per project - one fund
$ [ ] per project - two funds
$ [ ] per project - three funds
$ [ ] per project - four funds
Negotiated Fee - five funds and above
$ [ ] - Additional fee per sub-adviser for 2 or more sub-advisers
Above fees are applicable when all new funds are registered in same statutory prospectus. (Excludes Trust counsel fee; subject to services provided, if applicable)
Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Additional Regulatory Administration Services
•$ [ ] per fund or as negotiated - Subsequent new fund launch
•Drafting SEC exemptive order application for required relief Negotiated fee
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$ [ ] for first three active or inactive funds in same statutory prospectus
•$ [ ] for each additional active or inactive fund in the same statutory prospectus
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state regulatory filing fees
•Expenses from Board of Trustee meetings
•Third party auditing
•EDGAR/iXBRL filing
•All other Miscellaneous expenses
Fund startup and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Base Fee for Accounting, Administration, Transfer Agent & Account Services
The following reflects the greater of the basis point fee or annual minimum¹ where U.S. Global Investors, Inc. (the "Adviser") acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund²    Basis Points on Trust AUM²
$ [ ] for Funds 1and 2    4 on the first $ [ ]
$ [ ]for Funds 3-5    3 on the next $ [ ]
Funds 6+ $[ ]    2 on the balance

See APPENDIX A for Services and Associated Fees in addition to the Base Fee See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

¹ Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three year period for any reason other than Fund closure, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement's term plus any discounts or waivers given during the service agreement term.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

² Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

APPENDIX A - Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services

For daily pricing of each securities (estimated [ ] pricing days annually)

•$ [ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$ [ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
•$ [ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, and High Yield Bonds.
•$ [ ] - Bank Loans
•$ [ ] Intraday money market funds pricing, up to 3 times per day
•$ [ ] per Month Manual Security Pricing [ ]per day)

•Derivative Instruments are generally charged at the following rates:
•$ [ ]- Interest Rate Swaps, Foreign Currency Swaps
•$ [ ] - Swaptions
•$ [ ]- Credit Default Swaps

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non- standard security type, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements

Corporate Action Factor Services

Fee for ICE data used to monitor corporate actions

•$ [ ] per Foreign Equity Security per Month
•$ [ ] per Domestic Equity Security per Month
•$ [ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Trust Chief Compliance Officer Annual Fee
•$ [ ] for the first fund (subject to Board approval)
•$ [ ] for each additional fund 2-5 (subject to change based on Board review and approval)
•$ [ ] for each fund over 5 funds
•$ [ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Per adviser relationship, and subject to change based upon board review and approval.

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$ [ ] per security per month for fund administrative

SEC Modernization Requirements
•$ [ ] per year, per Fund - Form N-PORT
•$ [ ] per year, per Fund - Form N-CEN

Section 15(c) Reporting
•$ [ ] per fund per standard reporting package*
•Additional 15c reporting is subject to additional charges
•Standard data source - Morningstar; additional charges will apply for other data services

*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

APPENDIX B - OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
•$ [ ] per fund per year - Base fee
•$ [ ] per fund group - Setup

Section 18 Daily Compliance Testing (for derivatives and leverage)
•$ [ ] set up fee per fund complex
•$ [ ] per fund per month

C- Corp Administrative Services
•$ [ ] plus U.S. Bank Fee Schedule - 1940 Act C-Corp
•$ [ ] plus U.S. Bank Fee Schedule - 1933 Act C-Corp

Controlled Foreign Corporation (CFC)
•$ [ ] plus U.S. Bank Fee Schedule

Fees for Special Situations:
•Fee will be assessed.

Rule 2a-5 Reporting (valuation reporting and support):
•$ [ ] per fund

Customized delivery of data:
•TBD

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
•$ [ ] per year - Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
•$ [ ] per additional estimate - Additional Capital Gain Dividend Estimates - (First two included in core services)
•$ [ ] per additional return - State tax returns - (First two included in core services)

Tax Reporting - C-Corporations
Federal Tax Returns
•$[ ] - Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
•Included in the return fees - Prepare Federal and State extensions (If Applicable)
•$ [ ] Per estimate - Prepare provision estimates

State Tax Returns
•$ [ ] per state return - Prepare state income tax returns for funds and blocker entities
•$ [ ] per state return - Sign state income tax returns

Assist in filing state income tax returns- Included with preparation of returns
■$ [ ] per fund - State tax notice consultative support and resolution
Fees are calculated pro rata and billed monthly
Advisor’s signature as acknowledgement of the fee schedule on Exhibit J is not needed.
U.S. GLOBAL INVESTORS, INC. signed the fee schedule proposal, on 04/03/2023.